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                                                                 EXHIBIT 10.42

                                  VASCO CORP.

                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                                 FEBRUARY 1995


The Executive Incentive Compensation Plan (the "Plan") is intended to promote the interests of VASCO Corp., its subsidiaries (collectively the "Company"), and the Company's shareholders by encouraging certain executive and key employees of the Company, upon whose judgment, initiative and effort the Company depends for the current and future success of its business, to remain highly motivated employees of the Company.

The Plan covers the Company's eligible executives and other key employees ("participants"), as determined in the sole discretion of the Compensation Committee of the Board of Directors (the "Committee"), with such eligibility determined at the end of each calendar year. Participants must have been employed by the Company at the end of such calendar year. Incentive awards will be determined in the subsequent calendar year based on prior year results, such results being subject to audit by the Company's independent accountants, and will be granted following the completion of such audit.

The Plan shall be effective as of January 1, 1994. Incentive awards under the Plan will therefore be paid to participants beginning in 1995 based on performance during 1994.

The Plan will allow for the creation of a cash pool ("Pool") in the amount of 10% of the Company's annual pre tax earnings. Fifty percent (50%) of the Pool is awarded to those participants based on each participant's earned salary as a percentage of all participants salaries. The remaining fifty percent (50%) is awarded at the sole discretion of the Committee.

At the discretion of the Committee, incentive awards, in whole or in part, may be offered in the form of shares of the Company's Common Stock. If this option is made available to participants, the choice of cash or stock is at the sole discretion of each participant. To the extent that shares of stock are awarded in lieu of cash, the number of shares is based on the market value of the Company's shares on the date the award is determined, and are taxable income to the participant in the year awarded. Such shares are restricted and cannot be sold or transferred except pursuant to a registration under the Securities Act of 1933 or an exemption from such registration.